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                                                                EXHIBIT 10.5

                      OPTION TO PURCHASE ADDITIONAL HOTELS


         THIS OPTION TO PURCHASE ADDITIONAL HOTELS ("Option"), dated as of the Date of this Option defined hereinafter, is made and granted by Promus Hotels, Inc., a Delaware corporation ("Seller") to and for the benefit of WINN Limited Partnership, a North Carolina limited partnership, with offices at 2209 Century Drive, Suite 300, Raleigh, North Carolina 27622 ("Purchaser");

                                WITNESSETH THAT:

         WHEREAS, Purchaser and Seller entered into that certain Memorandum of Understanding dated as of March 15, 1996 providing for, among other provisions, an option for the benefit of Purchaser to purchase certain Homewood Suites hotels which may be approved for development by Seller (collectively "the Additional Hotels" and individually "an Additional Hotel"); and

         WHEREAS, such Memorandum of Understanding also provided for the purchase and sale by Seller to Purchaser of three hotels defined therein as the Development Hotels and Purchaser and Seller have entered into that certain Agreement of Purchase and Sale dated of even date herewith with respect to such Development Hotels, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference ("the Agreement"); and

         WHEREAS, the Development Hotels are defined and referred to in the Agreement collectively as "the Hotels" and individually as "a Hotel" and such definitions shall have the same meanings when used herein as defined in the Agreement; and

         WHEREAS, Purchaser and Seller have also entered into that certain Agreement of Purchase and Sale dated of even date herewith with respect to that certain existing Homewood Suites hotel located on Bay Area Boulevard, Houston, Texas, which is referred to in such Memorandum of Understanding as the Developed Hotel ("the Developed Hotel"); and

         WHEREAS, the purpose of this Option is to set forth the terms and provisions agreed to by and between Purchaser and Seller relative to the Additional Hotels;

         NOW, THEREFORE, for $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Option Period. The period of this Option shall be and include each of the four consecutive twelve month periods





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beginning April 1, 1996 and expiring on March 31, 2000 (the "Option Period").
During the Option Period, Seller agrees to present Purchaser with the opportunity to review with a view toward purchasing approximately forty percent (40%) of the Additional Hotels, which shall be in addition to and exclusive of
the Hotels and the Developed Hotel.   Seller does hereby grant Purchaser a
first and prior right and option to purchase up to (a) with respect to the first twelve month period in the Option Period, up to three (3) Additional Hotels, not to exceed approximately forty percent (40%) of the Additional Hotels; and (b) with respect to each subsequent twelve month period in the Option Period, the lesser of (i) three (3) Additional Hotels, not to exceed approximately forty percent (40%) of the Additional Hotels or, (ii) if Seller granted Purchaser options to acquire at least three (3) Additional Hotels in the previous twelve month period, a number of Additional Hotels equal to the number of Additional Hotels on which Purchaser was granted an option to purchase in such previous twelve month period and for which Purchaser executed purchase agreements in the form and content of the Agreement, modified and amended as expressly set forth hereinafter. It is expressly understood and acknowledged by Purchaser that there are no assurances that Seller will approve Additional Hotels in the Option Period; provided, however, if Seller does approve any Additional Hotels during the Option Period, this Option shall pertain and apply to such Additional Hotels in the numbers and for the time periods expressly set forth hereinbefore. Seller, at its option, may offer Purchaser the option to purchase more than three (3) Additional Hotels in any twelve month period of the Option Period.

         2. Notice to Purchaser. Seller shall deliver written notice to Purchase for each of the Additional Hotels, which notice shall be delivered in accordance with the provisions relative to notice set forth in Article X of the Agreement (each, "an Additional Hotel Offer"). Each Additional Hotel Offer shall include a market study, financial projections, development costs data and any other relevant information (including, but not limited to, title information, boundary surveys, environmental reports and soils reports, to the extent same are in existence and available to Seller) Seller considered in making its decision to approve the development of such Additional Hotel.

         3. Exercise of Option. Within the latter of (i) thirty (30) days after receipt of an Additional Hotel Offer or (ii) seven (7) days after approval of the Additional Hotel subject to such Additional Hotel Offer by Seller's capital committee, Purchaser may exercise its right to purchase and acquire such Additional Hotel on the terms set forth in such Additional Hotel Offer by delivering to Seller an executed copy of a purchase agreement in the form and content of the Agreement, with modifications and amendments thereto as expressly set forth





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hereinafter, and failing to do so, Purchaser shall waive its rights hereunder to purchase and acquire such Additional Hotel. The purchase agreement for each Additional Hotel for which Purchaser exercises its option to purchase set forth herein, shall be in the same form and content as the Agreement with amendments thereto as follows:

         (a) The purchase price for an Additional Hotel shall be an amount equal to Seller's budgeted development cost for such Additional Hotel (including a development fee in an amount equal to four percent (4.0%) of the budgeted costs for such Additional Hotel less the development fee and less amounts for contingencies consistent with those included in the budgeted costs of the Hotels) ("the Purchase Price");

         (b) The estimated date for the issuance of a certificate of occupancy and the opening of such Additional Hotel shall be utilized for purposes of Article III, Paragraph C of the purchase agreement for such Additional Hotel;

         (c) In the event Seller's actual development and building costs for an Additional Hotel are less than the Purchase Price computed in accordance with (a) above, the Purchase Price for such Additional Hotel shall be reduced by one hundred percent (100%) of such cost savings, which shall be in lieu of and replace the last sentence of the first paragraph of Article II of the Agreement;

         (d) Purchaser shall not have a Feasibility Period for any of the Additional Hotels beyond the Feasibility Period defined in the Agreement, which expires on June 1, 1996; and

         (e) Such other modification or amendment as is necessary to make such purchase agreement applicable to such Additional Hotel rather than the Hotels, such as the legal description for such Additional Hotel and the number of rooms/suites which will be included in such Additional Hotel.

         Unless expressly modified or amended hereinbefore, all of the other terms and provisions of the Agreement shall be set forth and utilized in the purchase agreement contemplated herein with respect to each of the Additional Hotels.

         4. Development by Purchaser. Purchaser and its affiliates agree to use their best efforts to spend at least One Hundred Million Dollars ($100,000,000.00) to develop hotels, including any Additional Hotels purchased by Purchaser hereunder, with franchises offered by Seller in the eight (8) year period after the Date of this Option. This obligation is subject to the presence of acceptable market conditions, the availability of capital to Purchaser, the availability of acceptable sites and





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such other conditions and criteria as Purchaser, in its sole discretion, deems relevant to the making of a prudent investment in hotel properties.

         5. Arbitration. In the event of a dispute, controversy or difference arising under this Option, such dispute, controversy or difference shall be finally and exclusively settled by arbitration. The arbitration shall be conducted in a mutually agreed upon location in accordance with the rules of the American Arbitration Association, by an arbitrator or arbitrators appointed pursuant to such rules, and the determination and ruling of such arbitrator or arbitrators shall be final, binding and conclusive on Purchaser and Seller.

         6. Status and Effect of Option. Seller warrants and represents that there are and will be no other options or rights to purchase the forty percent (40%) of the Additional Hotels subject hereto which are prior or superior to this Option. This Option shall be binding upon and shall inure to the parties hereto, their respective heirs, successors, legal representatives and assigns. This Option sets forth the entire agreement between the parties hereto with respect to the Additional Hotels and no other prior written or oral statement or agreement or understanding shall be recognized or enforced. All modifications or amendments to this Option shall be in writing and signed by the parties. This Option is to be construed according to the laws of the State of Tennessee. This Option may be executed in two or more counterparts, all of which shall constitute one and the same instrument. The singular shall include the plural and vice versa. This Option shall not be recorded in the public records of any county where the Additional Hotels are located.

         7. Approval by Purchaser. Seller acknowledges that Purchaser is a real estate investment trust and in accordance therewith, this Option as it pertains to Purchaser, shall be conditioned upon Purchaser obtaining the approval of this Option and the transactions contemplated herein from the board of directors of the general partner of Purchaser, Winston Hotels, Inc., which approval shall be obtained or denied on or before March 31, 1996. Upon receipt of such approval, this Option shall constitute the valid, legal and binding obligation of Purchaser in accordance with the terms and provisions expressly set forth herein.

         8. Authority of Seller. Seller represents and warrants that it is authorized to enter into this Option and to consummate the transactions contemplated herein with respect to the Additional Hotels and, the individuals executing this Option on behalf of Seller are also duly authorized to execute this Option and to bind Seller and Seller is and shall be bound in accordance herewith. The execution and delivery of this Option by Seller





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does not require the consent of any person, agency or entity not a party to this Option. The execution of this Option by Seller and the transactions contemplated herein with respect to the Additional Hotels have been duly authorized by proper corporate action, including the board of directors and capital committee of Seller.

         9. Date of this Option. As used herein, "the Date of this Option" shall mean the date noted below as the date upon which this Option was executed by the latter of Purchaser or Seller.

         IN WITNESS WHEREOF, the parties hereto have executed this Option as of the Date of this Option.

                                  Purchaser:

                                  WINN Limited Partnership,
                                  a North Carolina limited partnership

                                  By:  Winston Hotels, Inc.,
                                       a North Carolina corporation

(Corporate Seal)                  By:________________________________
                                             _________President
Attest:
____________________
_______Secretary

Date signed by Purchaser:
_________________________

                                  Seller:

                                  Promus Hotels, Inc.,
                                  a Delaware corporation

(Corporate Seal)                  By:________________________________
                                             ________President
Attest:
____________________
_______Secretary

Date signed by Seller:
______________________





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STATE OF NORTH CAROLINA
COUNTY OF _____________

         I, a Notary Public of the County and State aforesaid, certify that __________________________________________________, personally came before me this day and acknowledged that __he is ______________ Secretary of Winston Hotels, Inc., a North Carolina corporation, general partner of WINN Limited Partnership, a North Carolina limited partnership, and that by authority duly given and as the act of the corporation as such general partner, the foregoing instrument was signed in its name by its _______ President, sealed with its corporate seal and attested by ______ as its ___________Secretary. Witness my hand and official stamp or seal, this the ____ day of _____________, 1996.

My Commission Expires: _________        ______________________
                                        Notary Public
(SEAL)

STATE OF ______________
COUNTY OF _____________

         I, a Notary Public of the County and State aforesaid, certify that __________________________________________________, personally came before me this day and acknowledged that __he is ______________ Secretary of Promus Hotels, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _______ President, sealed with its corporate seal and attested by ______ as its ___________Secretary. Witness my hand and official stamp or seal, this the ____ day of _____________, 1996.

My Commission Expires: _________        ______________________
                                        Notary Public
(SEAL)





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